                                                                 Exhibit 10.33.3


                          OPERATION SERVICES AGREEMENT

                                     between

                      GEORGIA SYSTEM OPERATIONS CORPORATION

                                       and

                          OGLETHORPE POWER CORPORATION
         (An Electric Membership Generation & Transmission Corporation)

                                   dated as of

                                  March 1, 1997

                          OPERATION SERVICES AGREEMENT
                                     between
                      GEORGIA SYSTEM OPERATIONS CORPORATION
                                       and
                          OGLETHORPE POWER CORPORATION
         (An Electric Membership Generation & Transmission Corporation)
                            dated as of March 1, 1997

        This OPERATION SERVICES AGREEMENT ("Agreement"), dated as of March 1, 1997, is entered into by and between GEORGIA SYSTEM OPERATIONS CORPORATION, a non-profit corporation organized and existing under the laws of the State of Georgia ("GSOC"), and OGLETHORPE POWER CORPORATION (An Electric Membership Generation & Transmission Corporation), an electric membership corporation organized and existing under Title 46 of the Official Code of Georgia Annotated ("OPC") (each a "Party" and collectively "Parties").

        WHEREAS, OPC was formed by 39 electric membership corporations doing business in the State of Georgia (the "OPC Members"), each of which joined with the others, beginning in 1974, to form OPC in order to share the benefits and costs of ownership of an entity that would engage in providing electric capacity and energy for the benefit of its members; and

        WHEREAS, OPC currently owns and operates electric generation plants and in the future may construct additional electric generation plants or purchase or otherwise obtain electric capacity and energy for the purpose, among others, of supplying electric capacity and energy to the OPC Members; and

        WHEREAS, GSOC provides, pursuant to its Operation Services Tariff, dated as of January 1, 1997, as such tariff may be amended from time to time (the "GSOC Tariff"), coordination and ancillary control area services that are necessary to support the transmission of energy from resources to loads while maintaining continued reliable operation of the transmission system into, across, or from which such energy is transmitted, in accordance with Prudent Utility Practice (the foregoing services, "Operation Services"); and

        WHEREAS, OPC has sold and transferred to GSOC and GSOC has purchased and received from OPC the assets and expertise for GSOC (i) to provide Operation Services to OPC, to OPC Members desiring to purchase such services independently, and to others under the GSOC Tariff, and (ii) to conduct Single System Dispatch of generating capacity; and

        WHEREAS, OPC on behalf of OPC Members desiring to participate will commit such OPC Members' system capacity and associated energy to pooled operations (the "OPC Pool") and for OPC Members choosing not to participate in the OPC Pool, OPC will make system capacity and associated energy available under separate scheduling by such OPC Members, if any; and

        WHEREAS, OPC requires such service as to schedule, administer and account properly for its capacity and energy transactions and other services for the implementation and administration of the OPC Pool and separate scheduling ("Dispatch Service"); and

        WHEREAS, GSOC offers to provide Dispatch Service pursuant to this Agreement and to make available to OPC and the OPC Members Operation Services pursuant to the GSOC Tariff and other services as they may request from time to time; and

        WHEREAS, the Parties hereto desire to enter into this Agreement to establish and define the Operation Services and other services that GSOC may provide to OPC under the GSOC Tariff and this Agreement, and the terms and conditions (including, but not limited to, type(s) and duration(s) of Service) therefor;

        NOW, THEREFORE, in consideration of the premises and the mutual undertakings herein contained, GSOC and OPC hereby agree as follows:

                                    ARTICLE I
                   DEFINED TERMS; OPERATION AND OTHER SERVICES

1.1 Definitions. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the GSOC Tariff, unless the context in which a term is used clearly requires otherwise.

1.2 Operation Services. The GSOC Tariff and the Service Schedules attached thereto, as such tariff and schedules are in effect from time to time, shall govern the rates and certain terms and conditions of the Operation Services that GSOC agrees to provide to OPC and OPC agrees to take from GSOC. Those Operation Services listed in Exhibit 1 attached hereto and incorporated herein by reference, as such exhibit may be amended from time to time, are the Operation Services OPC intends to take from GSOC. Exhibit 1 sets forth, in addition to the Operation Services to be provided pursuant to this Agreement, any other material terms applicable to such Services. Any Operation Services provided by GSOC at the request or on behalf of OPC shall be provided at the rates and on the terms and conditions set forth in the GSOC Tariff and the Service Schedules attached thereto, as such tariff and schedules are in effect from time to time.

1.3 Administration of OPC's Pool. OPC shall on the Effective Date (as defined in
Section 2.1 below) commit to GSOC and GSOC agrees to accept responsibility for the administration and operation of the OPC Pool pursuant to OPC's Rate Schedule A to the Amended and Restated Wholesale Power Contract between OPC and each of the OPC Members, dated as of August 1, 1996 (the "Wholesale Power Contract"), and consistent with the GSOC Policies, Functions and Responsibilities, attached as Appendix D to the GSOC Tariff, as in effect from time to time. All OPC Pool resources and load of OPC Members other than Scheduling Members (as that term is defined in Section 1.5 of this Agreement) shall be operated in Single

System Dispatch. GSOC shall charge and OPC shall pay for administration of the OPC Pool in accordance with the formulas set forth in Exhibit 2. Notwithstanding any change or alteration that may occur in the purpose of, administration of, or participants in the OPC Pool, unless this Agreement shall have been terminated pursuant to Section 2.3 below, OPC shall be obligated to pay GSOC throughout the original term of this Agreement its share of services provided by GSOC, unless GSOC otherwise agrees.

1.4 Member Bilateral Transactions. Any OPC Member desiring to implement Bilateral Transactions shall enter into separate agreements with GSOC. For purposes of this Agreement, a "Bilateral Transaction" shall mean any transaction involving an OPC Member (i) selling its OPC system capacity or associated energy to any wholesale entity that is not Network Load of such OPC Member, or (ii) purchasing capacity or energy that is not OPC system capacity or associated energy, whether for delivery to Network Load or to a third party. Costs of services to implement Bilateral Transactions shall be recovered by GSOC directly from the OPC Member using such services.

1.5 Separate Scheduling by OPC Members. For each OPC Member that elects to withdraw its system capacity and associated energy from the OPC Pool as provided in Section 4.1 of the Wholesale Power Contract (a "Scheduling Member"), OPC shall promptly provide GSOC with information concerning such elections as they are in effect from time to time and GSOC shall thereafter accept and implement the separate schedules of such OPC Member. OPC shall pay for administration of the separate scheduling in accordance with the formulas set forth in Exhibit 2.

1.6 Economic Dispatch of the OPC System. OPC shall on the Effective Date commit all of its resources and the resources, if any, of OPC Members participating in the OPC Pool, to GSOC for unit commitment, scheduling and dispatching in Single System Dispatch on an economic basis, notwithstanding that one or more OPC Members are Scheduling Members. GSOC shall at all times maintain in effect written policies and procedures for system operations, energy settlements, reserve sharing and settlements, scheduling and dispatching of resources, implementation of sales of excess capacity and energy by OPC or the OPC Members, load following and related matters, all of which policies and procedures at all times shall treat on a comparable basis OPC Pool resources and OPC system capacity and associated energy an OPC Member elects to schedule separately. Such procedures shall be reviewed with OPC prior to their implementation and shall include provisions to the following effect:

        1.6.1 Resale by Pool Participants. If an OPC Member is a participant in the OPC Pool, the OPC Member shall be entitled to resell for its own account all or any part of the capacity and associated energy purchased under the Wholesale Power Contract between OPC and each of the OPC Members to any person or entity in accordance with applicable operating policies and procedures in effect from time to time.

        1.6.2 Resale by Scheduling Members. If an OPC Member is a Scheduling Member, the OPC Member shall be entitled to resell for its own account all or any part of the capacity and associated energy purchased under the Wholesale Power Contract between OPC and each of the OPC Members to any person or entity and to schedule its capacity and energy in accordance with applicable operating policies and procedures in effect from time to time.

        1.6.3 Resale by OPC. OPC shall be entitled to resell for its own account (with crediting under appropriate provisions of OPC's Rate Schedule A to the Wholesale Power Contract between OPC and each of the OPC Members) all or any part of its system capacity and associated energy and any purchased capacity or energy in accordance with applicable operating policies and procedures in effect from time to time.

        1.6.4 Obligations to OPC and OPC Members. GSOC shall, upon the written request of OPC or any OPC Member, provide information, schedules, notice or the like to, or take direction from, OPC, its agent or both, or the OPC Member, its agent or both, to the extent that OPC or the OPC Member is otherwise permitted to direct such action from time to time pursuant to rights under the Wholesale Power Contract between OPC and each of the OPC Members or an agreement with GSOC.

1.7     OPC's Obligations and Delegation of Rights.

        1.7.1 Obligations. OPC shall provide or cause to be provided to GSOC information concerning the availability, heat rates, fuel costs, operational status of all units, instant loads of all OPC Members participating in the OPC Pool and any other information requested by GSOC that is necessary to provide Operation Services, Dispatch Service and other Services pursuant to this Agreement, in such detail and upon such frequency as GSOC reasonably requests.

        1.7.2 Delegation of Rights. OPC hereby provides to GSOC the authorization for GSOC to dispatch OPC's generation facilities, provided that OPC shall retain control over its facilities in order to ensure the safety and integrity of its facilities and to maintain operations within plant constraints.

1.8 GSOC's Obligations. GSOC shall maintain and provide to OPC, routinely and on demand, the data necessary for OPC to determine the utilization and performance of its facilities, report to regulatory agencies and prepare invoices for its products and services to its members and customers, as may be determined from time to time by the Parties.

1.9 Standards of Conduct and Service. GSOC shall adhere to the standards of conduct applicable to transmission providers under 18 C.F.R. Part 37 (as adopted by the Commission in its Order No. 889, 1991-1996 FERC Stats. & Regs. P. 31,036
(1996)) (the "Standards of Conduct"), and GSOC shall comply with any filing, reporting or auditing requirements of such Standards of Conduct by filing with, reporting to, or being audited by the applicable

Governmental Authority. GSOC's adherence to such Standards of Conduct shall not be construed as a voluntary submission to the Commission's jurisdiction. GSOC shall provide to OPC copies of all filings and reports made pursuant to this
Section 1.9. GSOC shall make no adverse distinctions between the OPC Members participating in the OPC Pool, the Scheduling Members, and other Purchasers. GSOC shall provide Operation Services hereunder in accordance with Prudent Utility Practice, any instructions from OPC, and GSOC's duty to provide service efficiently and at a reasonable cost.

1.10 Third Parties. GSOC may obtain from another party certain of the Operation Services provided hereunder to OPC. OPC may purchase Operation Services provided hereunder for resale to others and is free not to purchase Operation Services hereunder if it has obtained such services elsewhere; provided, however, that the designation of GSOC as OPC's system operator in accordance with Section 1.3 shall be exclusive during the term of this Agreement.

1.11    Regulatory Filings.

        1.11.1 Approval. This Agreement is subject to the approval of the Administrator of the RUS. GSOC shall be under no obligation to provide Service to OPC until this Agreement has received such approval and any other necessary approval by the appropriate Governmental Authority. GSOC shall file this Agreement as necessary to comply with the requirements of the appropriate Governmental Authority.

        1.11.2 Other Filings. Nothing contained in this Agreement shall be construed as affecting in any way the right of GSOC unilaterally to make application to the Commission to accept an initial filing or for change in rates, terms and conditions, charges, classifications of service, this Agreement, rule or regulation under Section 205 of the Federal Power Act and pursuant to the Commission's rules and regulations promulgated thereunder.

        1.11.3 Exercise of Rights. Nothing contained herein shall be construed as affecting in any way the right of OPC to exercise its rights under the Federal Power Act and pursuant to the Commission's rules and regulations promulgated thereunder.

                                   ARTICLE II
                                      TERM

2.1 Effective Date. This Agreement shall become effective upon the occurrence of the following two (2) events: (a) approval in writing by the Administrator of the RUS, and (b) acquisition by Georgia Transmission Corporation (An Electric Membership Corporation) of the transmission assets and business of OPC. The date this Agreement becomes effective shall be the "Effective Date."

2.2 Term. This Agreement shall begin on the Effective Date and, unless terminated as provided in Section 2.3 below, end on December 31, 2001, provided that one Party has given the other Party not less than one (1) year's written notice of its intent to terminate this Agreement as of December 31, 2001. If not otherwise terminated, after December 31, 2001, this Agreement shall continue from year to year unless terminated by a Party giving the other Party not less than six (6) months' prior written notice of its intent to terminate.

2.3 Early Termination. This Agreement may be terminated at any time prior to the end of the initial term or any extension under any of the following provisions:

        2.3.1 Mutual Consent. The Parties may terminate this Agreement at any time upon mutual written consent.

        2.3.2 Failure to Comply with OPC Legal Requirements. OPC may terminate this Agreement if seventy-five percent (75%) of the Board of Directors of OPC determines that continued performance hereunder by GSOC can reasonably be expected to result in OPC being unable to comply with an OPC Legal Requirement. Prior to any such determination, OPC shall have notified GSOC in writing of its concerns and given GSOC thirty (30) days to correct its performance, or such shorter period as the Board of Directors of OPC determines is necessary to avoid a System Emergency. For purposes of this Agreement, an "OPC Legal Requirement" shall mean (i) all laws, codes, ordinances, orders, judgments, decrees, injunctions, licenses, rules, permits, approvals, agreements, regulations and requirements of every governmental authority having jurisdiction over the matter in question, whether federal, state or local, which may be applicable to OPC,
(ii) obligations of OPC to an OPC Member, or (iii) obligations of OPC under the Wholesale Power Contract between OPC and each of the OPC Members.

        2.3.3 Loss of Control of GSOC. OPC may terminate this Agreement at any time upon thirty (30) days' prior written notice, to be effective on or after a change in control of GSOC such that the OPC Members that have control of OPC at that time no longer have control of GSOC. For purposes of this Section 2.3.3, "control" shall mean the power to direct the management and policies of GSOC, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                                   ARTICLE III
                          INDEMNIFICATION AND LIABILITY

3.1 Force Majeure. Neither GSOC nor OPC will be considered in default as to any obligation under the GSOC Tariff if prevented from fulfilling the obligation due to an event of Force Majeure. However, a Party whose performance under the GSOC Tariff is hindered by an event of Force Majeure shall make all reasonable efforts to perform its obligations under the GSOC Tariff.

3.2 Indemnification. OPC shall at all times indemnify, defend, and save GSOC harmless from, any and all damages, losses, claims, including claims and actions relating to injury to or death of any person or damage to property, demands, suits, recoveries, costs and expenses, court costs, attorney fees, and all other obligations by or to third parties, arising out of or resulting from GSOC's performance of its obligations under the GSOC Tariff on behalf of OPC, except in cases of negligence or intentional wrongdoing by GSOC.

3.3 Consequential and Indirect Damages. Notwithstanding any other provision to the contrary contained in the GSOC Tariff or this Agreement, to the fullest extent permitted by law, neither Party shall have liability to the other Party for any indirect, consequential, multiple or punitive damages unless such damages are the result of the Party's bad faith, gross negligence, or willful misconduct.

                                   ARTICLE IV
                                  MISCELLANEOUS

4.1 Operating Representatives. Pursuant to the GSOC Tariff and by letter dated as of even date herewith, OPC and GSOC have each appointed operating representatives to act for the respective Parties in matters pertaining to service under this Agreement. Either Party may designate a successor operating representative in its discretion by providing the other Party with written notice thereof.

4.2 Notices. All notices, requests, statements or payments provided for, required or permitted by this Agreement shall be sufficient for any and all purposes under this Agreement when transmitted by facsimile, first class United States Mail, hand delivery, or a private express delivery service to the facsimile numbers or addresses provided below or as otherwise designated in writing by the applicable Party:

If to GSOC:

               Georgia System Operations Corporation
               2100 East Exchange Place
               P.O. Box 1349
               Tucker, GA  30085-1349
               Attention: Chief Operating Officer
               Telephone: 770-270-7955
               FAX: 770-270-7908

If to OPC:

               Oglethorpe Power Corporation
               2100 East Exchange Place
               P.O. Box 1349
               Tucker, GA  30085-1349
               Attention: Preference Power Coordinator
               Telephone: 770-270-7765
               FAX: 770-270-7590

4.3 Communications Regarding Emergencies. Any communications regarding operational emergencies or other operational problems may be made orally or in any other manner reasonable under the circumstances and should be directed to the persons specified below, or to such other person or address as may have been designated in a written notice given to the other persons by or on behalf of the person entitled to receive notice. In the event the person entitled to receive notice cannot be found, notice may be given to any other responsible person.

If to GSOC:

               Georgia System Operations Corporation
               2100 East Exchange Place
               P.O. Box 1349
               Tucker, GA  30085-1349
               Attention: Manager, Control Room Operations
               Telephone: 770-270-7740
               FAX: 770-270-7320

If to OPC:

               Oglethorpe Power Corporation
               2100 East Exchange Place
               P.O. Box 1349
               Tucker, GA
               Attention: Preference Power Coordinator
               Telephone: 770-270-7765
               FAX: 770-270-7590

4.4 Governing Law. The validity, interpretation and performance of the GSOC Tariff and this Agreement and each of their respective provisions shall be governed by the laws of the State of Georgia.

4.5     Waivers and Exercise of Rights.

        4.5.1 Waiver. GSOC may waive its rights under any provision of the GSOC Tariff or this Agreement when it determines that doing so is in the best interests of the members of GSOC.

        4.5.2 Subsequent Default. Any waiver at any time by GSOC of its rights with respect to any matter arising in connection with the GSOC Tariff or this Agreement shall not be considered a waiver with respect to any subsequent default or matter.

        4.5.3 Exercise of Rights. No failure or delay on the part of either Party in exercising any right, power or privilege under the GSOC Tariff or this Agreement and any related agreement, and no course of dealing between the Parties, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

4.6 Counterparts. This Agreement may be executed in as many counterparts as may be required, and it shall not be necessary that the signatures of or on behalf of each Party appear on each counterpart, but it shall be sufficient that the signature of or on behalf of each Party appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. Each executed counterpart shall have the same force and effect as an original instrument, and it shall not be necessary in any proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of or on behalf of each of the Parties.

4.7 Compliance with Legal Requirements. Each Party shall cooperate in taking whatever action may be required to comply with all Legal Requirements of any Governmental Authority having jurisdiction over the GSOC Tariff in accordance with Prudent Utility Practice.

4.8 Severability. If any part of any provision of the GSOC Tariff, this Agreement, and any other agreement, document, or writing given pursuant to or in connection with such tariffs, agreements and schedules shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of said provision or the remaining provisions.

4.9     Third-Party Beneficiaries.

        4.9.1 No Third-Party Beneficiaries. This Agreement is intended solely for the benefit of the Parties, and nothing in the GSOC Tariff or this Agreement will be construed to create any duty to, or standard of care with reference to, or any liability to, any person not a Party hereto.

        4.9.2 Enforcement. It is the intention of the Parties that no person or entity other than the Parties shall have any right to bring any action to enforce any provision of the GSOC Tariff, this Agreement, and related agreements against either of the Parties, and that the covenants, undertakings and agreements set forth in the aforementioned documents shall be solely for the benefit of, and shall be enforceable only by, the Parties or their respective successors or permitted assigns.

        4.9.3 Responsibility of Parties. Each of the Parties will be responsible for its own conduct and neither will be responsible for the conduct of the other. The GSOC Tariff and this Agreement do not create a contractual relationship or duty of one Party with or to the customers of the other Party.

4.10 No Dedication of Facilities. GSOC's agreement to provide service under the provisions of the GSOC Tariff or this Agreement shall not constitute the dedication of GSOC's operating system, or any portion thereof, to OPC or the public. GSOC's service obligations to OPC under any provisions of the GSOC Tariff or this Agreement will cease upon termination of the GSOC Tariff or this Agreement. GSOC's provision of service under the GSOC Tariff or this Agreement does not constitute a sale, lease, rental, transfer, or conveyance of an ownership interest in or to any facilities of any kind.

4.11 Action by Affiliates. Failure by either Party to perform fully any obligation required by the GSOC Tariff, this Agreement, and any related agreements, shall not be excused by reason of the fact that such performance was prevented by any action or inaction of an Affiliate unless such Affiliate's actions or inactions are the result of a Force Majeure or are taken pursuant to the GSOC Tariff and are not unduly discriminatory.

4.12 Independent Contractors. The Parties to this Agreement are independent contractors, and nothing contained in the GSOC Tariff, the Service Schedules, or this Agreement will be deemed to create an association, joint venture, partnership, principal-agent or any other kind of fiduciary relationship between the Parties.

4.13    Rules of Construction.

        4.13.1 Headings. The descriptive headings of the various articles, sections and subsections of the GSOC Tariff have been inserted for convenience of reference only and should not be construed as to define, expand, or restrict the rights and obligations of the Parties.

        4.13.2 Including. Wherever the term "including" is used in the GSOC Tariff or the Service Schedules, such term shall not be construed as limiting the generality of any statement, clause, phrase or term.

        4.13.3 Singular and Plural. The terms defined in the GSOC Tariff and this Agreement shall be applicable to the plural as well as the singular and the singular as well as the plural.

        4.13.4 Time of the Essence. Time is of the essence in the performance of the obligations set forth in the GSOC Tariff, the Service Schedules and this Agreement.

4.14 Survival. The applicable provisions of the GSOC Tariff and this Agreement will continue in effect after termination or cancellation of the GSOC Tariff or this Agreement to the extent necessary to provide for final billing, billing adjustments and payments, and with respect to liability and indemnification from acts or events that occurred while the GSOC Tariff and Agreement were in effect.

4.15 Amendments. No amendment to this Agreement shall be effective unless it is in writing, executed by both Parties, and has been approved or accepted for filing and permitted to go into effect by any Governmental Authority having jurisdiction. Changes to the GSOC Tariff shall be effective as to OPC when approved by GSOC and not prohibited by the express provisions of this Agreement.

4.16 Relationship of GSOC to OPC. OPC shall furnish to GSOC promptly upon request any and all information about itself, its financial condition, business and properties that may be necessary or desirable to facilitate any financing undertaken by GSOC or any continuing disclosure obligation incurred by GSOC in connection with any such financing. OPC shall be responsible only to GSOC for the accuracy and completeness of the information furnished and shall have no responsibility or liability for the manner in which such information is used or its appropriateness for such use. OPC shall have no liability to any third party to which GSOC may furnish this information or any excerpt therefrom or summary thereof, and shall be entitled to receive appropriate assurances and indemnities from GSOC to that effect as a condition to providing such information, provided that no such assurance or indemnity shall relieve OPC of liability to GSOC for the accuracy and completeness of the information supplied.

4.17 OPC's Information Obligations. OPC is obligated to provide GSOC or its agent information concerning all transmissions of energy into, out of or across the Transmission System by or on behalf of OPC in a manner consistent with all NERC and SERC guidelines, and in such detail and upon such frequency as GSOC or its agent reasonably requests in connection with those services furnished by GSOC to OPC pursuant to the GSOC Tariff.

4.18 Entire Agreement. This Agreement constitutes the entire agreement between the Parties hereto relating to the subject matter contemplated by this Agreement and supersedes all prior agreements, whether oral or written. The GSOC Tariff is incorporated herein by reference. All exhibits attached hereto are incorporated herein by reference.

                     [The next page is the signature page.]

               IN WITNESS WHEREOF, the Parties hereto have caused this Operation Services Agreement to be executed, attested, sealed and delivered by their respective duly authorized officers as of the day and year first set forth above.

                                    GSOC:

                                    GEORGIA SYSTEM OPERATIONS CORPORATION


[CORPORATE SEAL]                    By:  /s/ James E. Estes
                                         ---------------------------------------
                                         James E. Estes
                                         Chairman of the Board

ATTEST:


By:  /s/ Patricia N. Nash
   --------------------------------
     Patricia N. Nash
     Assistant Secretary



                                    OPC:

                                    OGLETHORPE POWER CORPORATION
                                    (An Electric Membership Generation &
                                     Transmission Corporation)


[CORPORATE SEAL]                    By:  /s/ J. Calvin Earwood
                                         ---------------------------------------
                                         J. Calvin Earwood
                                         Chairman of the Board



ATTEST:


By:  /s/ Gary M. Bullock
   --------------------------------
     Gary M. Bullock
     Secretary-Treasurer

                                    EXHIBIT 1

                        OPERATION SERVICES TO BE PROVIDED
                       UNDER OPERATION SERVICES AGREEMENT


            1. GSOC will provide the following Operation Services to OPC pursuant to the Operation Services Agreement and the GSOC Tariff:

Short-Term Load Forecasting                    Unit Commitment & Scheduling
Import/Export Scheduling                       Operating Reserve Management
Real-Time Load Data                            Real-Time Unit Data
Unit Availability & Incident Reporting         Energy Contracts Management
Energy Transaction Booking & Accounting        Load Metering
Hourly Market Price Determination              Daily Load & Resource Reporting
Short-Term System Planning Studies             Fuel-Requirements Studies
Rocky Mountain Water Accounting                SoCo/GPC Coordination
Reliability Standards Compliance               Operating Standards Compliance
Power Marketer Procedure Development           Load Management Operations
  & Compliance
Real-Time Pricing Support                      AGC Support
Economic Dispatch

            2. For each Operation Service listed in (1) above, specify the duration of the Service or the transaction to which the Service applies:

                  All services listed in (1) are to be provided on an ongoing basis to accommodate OPC operations.

            3. Other material terms:

                  None.


                      [Signatures appear on following page]


                                     - 1-1 -

                             GSOC:

                             GEORGIA SYSTEM OPERATIONS CORPORATION


                             By: /s/ James E. Estes
                                 -----------------------------------------
                                 James E. Estes
                                 Chairman of the Board





                             OPC:

                             OGLETHORPE POWER CORPORATION
                             (An Electric Membership Generation & Transmission
                              Corporation)


                             By: /s/ J. Calvin Earwood
                                 -----------------------------------------
                                 J. Calvin Earwood
                                 Chairman of the Board


                                     - 1-2 -

                                    EXHIBIT 2

                                  RATE FORMULAS

        Under the terms of the Operation Services Agreement GSOC agrees, on behalf of OPC, to implement, monitor, administer and account for dispatch service of all OPC resources owned or contracted, used to serve the load of OPC Members or serve off-system sales. Dispatch service includes all of the operational services listed in the GSOC Tariff.

        GSOC shall charge OPC the following rate for this service:

1.0 Dispatch Service Monthly Charge

                       DSCH = DSC/12 * (sum)KWHM/(sum)KWHT

DSCH is the Dispatch Service Monthly Charge.

DSC is the Dispatch Service Cost as defined in Section 1.1 below.

KWHM is the kilowatt-hours delivered annually, including purchases, to the load of members.

KWHT is the kilowatt-hours delivered annually, including purchases, to serve the load of all participants in the area for which GSOC provides scheduling services.

1.1 Dispatch Service Cost

                     DSC = [(SCDAC + SCAGO) * GPCNT] - SCREV

DSC is the annual Dispatch Service Cost which includes both direct and allocated costs.

SCDAC is the System Control annual Direct Administrative Costs reflecting direct costs associated with control center operation.

SCAGO is the System Control allocated annual Administrative and General expenses and Other general expenses.

GPCNT is the percent of system control costs related to generation services.

SCREV is the System Control Revenue credits assigned to the generation category.


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